Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 33-44421 and 333-198409) on Form S-8 of Adtalem Global Education Inc. of our report dated June 25, 2020, relating to our audit of the financial statements and supplemental schedule of Adtalem Global Education Success Sharing Retirement Plan, which appears in this Annual Report on Form 11-K of Adtalem Global Education Success Sharing Retirement Plan for the year ended December 31, 2019.

/s/ RSM US LLP

Chicago, Illinois

June 25, 2020

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